Exhibit 10.1

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of September 25 , 2025 by and among:

1.	BEST SPAC I Acquisition Corp., a British Virgin Islands business company (“Parent”);

2.	High Distinction Group Limited, a Cayman Islands exempted company (“Purchaser”);

3.	HDEDUCATION GROUP LIMITED, a Cayman Islands exempted company (the “Company”); and

4.	The shareholders of the Company listed in the column titled “Supporting Shareholders” in Schedule A attached hereto (the “Supporting Shareholders” and each a “Supporting Shareholder”).

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Purchaser, Parent, BEST SPAC I Mini Sub Acquisition Corp., a Cayman Islands exempted company and a wholly-owned Subsidiary of Parent (“Merger Sub,” together with Parent and Purchaser, the “Purchaser Parties”), and the Company have, concurrently with the execution of this Agreement, entered into the Merger Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Parent will be merged with and into Purchaser, with Purchaser continuing as the surviving corporation (the “Reincorporation Merger”), and following the Reincorporation Merger, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving company and a wholly-owned Subsidiary of Purchaser (the “Acquisition Merger,” and together with Reincorporation Merger, the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each Supporting Shareholder is the record and beneficial owner of and/or has the voting power (whether or not through a proxy) over, the number of the Company Shares or Parent Ordinary Shares, as the case may be, set forth opposite such Supporting Shareholder’s name on Schedule A under the column heading “Number of Subject Shares” (all such Company Shares or Parent Ordinary Shares, together with any other Securities (including any securities convertible into or exercisable or exchangeable for any Company Ordinary Shares or any Parent Ordinary Shares, including for the avoidance of doubt, the Company Share Rights or Parent Rights) of which beneficial and/or record ownership and/or the voting power (whether or not through a proxy) is hereafter acquired by any such Supporting Shareholder during the period from the date hereof through the Expiration Time are collectively referred to herein as the “Covered Shares”);

WHEREAS, in order to induce the Purchaser Parties and the Company to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Merger, the Supporting Shareholders are entering into this Agreement; and

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WHEREAS, the Supporting Shareholders acknowledge that the Purchaser Parties and the Company are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Supporting Shareholders set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1.

“Expiration Time” shall mean the earlier to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated in accordance with its terms, and (c) as to any Supporting Shareholder, the Termination Date (as defined below).

“Transfer” shall mean any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any Contract, option or other arrangement or understanding with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, in each case directly or indirectly and voluntarily or involuntarily, of any interest owned by a Person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a Person, excluding entry into this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby.

2.	Agreement to Vote.

From and after the date hereof until the Expiration Time, each Supporting Shareholder irrevocably and unconditionally agrees that at any meeting of the shareholders of the Company or Parent, as the case may be (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any action by written consent of the shareholders of the Company or Parent, such Supporting Shareholder shall:

(a) when such meeting is held, appear at such meeting, in person or by proxy, or otherwise cause such Supporting Shareholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Supporting Shareholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by such Supporting Shareholder) in favor of the Acquisition Merger or the Reincorporation Merger, as the case may be, the adoption of the Merger Agreement and any other matters necessary or reasonably requested by Parent, Purchaser or the Company for the consummation of the Acquisition Merger or the Reincorporation Merger, as the case may be and the other transactions contemplated by the Merger Agreement;

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(c) in any other circumstances upon which a consent or other approval is required under the Company’s or the Parent’s Organizational Documents, as the case may be, the laws of the British Virgin Islands (if applicable), the laws of the Cayman Islands (if applicable), or under any agreements between the Company or Parent, as the case may be, and its shareholders, or otherwise sought with respect to the Merger Agreement or the other transactions contemplated by the Merger Agreement, vote, consent or approve (or cause to be voted, consented or approved) all of such Supporting Shareholder’s Covered Shares held at such time in favor of the Merger Agreement and the other transactions contemplated by the Merger Agreement; and

(d) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Supporting Shareholder’s Covered Shares against (i) any Alternative Proposal and (ii) any and all other proposals or actions that would reasonably be expected to (x) impede, interfere with, delay, postpone or adversely affect the Acquisition Merger or the Reincorporation Merger, as the case may be, or any of the other transactions contemplated by the Merger Agreement, (y) result in any of the closing conditions of the Company or the Purchaser Parties under the Merger Agreement not being satisfied, or otherwise result in a breach of any of the representations, warranties, covenants or other obligations or agreements of the Company, the Purchaser Parties or such Supporting Shareholder under the Merger Agreement or this Agreement, as applicable.

No Supporting Shareholder shall take or omit to take, or commit or agree to take or omit to take any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

3.	Agreement to Retain Covered Shares.

3.1. Restrictions on Transfers.

Each Supporting Shareholder hereby agrees that, from the date hereof until the Expiration Time, such Supporting Shareholder shall not, and shall cause its, her or his Affiliates not to, directly or indirectly:

(a) Transfer the Covered Shares or any interest therein, or publicly announce any intention to effect any such transactions;

(b) engage in any hedging, swap or other transaction which is designed to, or which would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of such Supporting Shareholder’s Covered Shares or any interest therein;

(c) enter into any voting agreement or voting trust with respect to any of such Supporting Shareholder’s Covered Shares that is inconsistent with such Supporting Shareholder’s obligations pursuant to this Agreement, or grant any proxy or power of attorney with respect to any of such Supporting Shareholder’s Covered Shares that is inconsistent with such Supporting Shareholder’s obligations pursuant to this Agreement, or enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent such Supporting Shareholder from satisfying its, her or his obligations pursuant to this Agreement;

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(d) take any action that would make any representation or warranty of such Supporting Shareholder set forth in this Agreement untrue or incorrect, or would otherwise have the effect of preventing, disabling, or delaying the performing of such Supporting Shareholder’s obligations hereunder; or

(e) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b), (c) or (d).

3.2. Additional Purchases.

Until the Expiration Time, each Supporting Shareholder agrees that any Covered Shares or other Securities (including any securities convertible into or exercisable or exchangeable for any Covered Shares, including for the avoidance of doubt, the Company Share Rights or Parent Rights, as the case may be) that such Supporting Shareholder purchases or otherwise acquires beneficial ownership of, that are issued to such Supporting Shareholder by the Company or Parent, as the case may be, that are otherwise hereinafter acquired by such Supporting Shareholder or with respect to which such Supporting Shareholder otherwise acquires the voting power or shares in the voting power (whether or not through a proxy) after the date hereof and prior to the Expiration Time, shall in each case be subject to the terms and conditions of this Agreement to the same extent as if they were Covered Shares owned by such Supporting Shareholder as of the date hereof. Each Supporting Shareholder agrees, while this Agreement is in effect, to notify Parent, Purchaser and the Company promptly in writing of the number of any additional Covered Shares acquired, or over which voting power is acquired, by such Supporting Shareholder, if any, after the date hereof.

3.3. Unpermitted Transfers.

Any Transfer or attempted Transfer of any Covered Shares in violation of Section 3.1 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

4.	Additional Agreements.

4.1. Rights under the Merger Agreement.

For the avoidance of doubt, the Company or Parent does not, by signing this Agreement, waive any of the rights it is otherwise entitled to under the Merger Agreement, and nothing in this Agreement shall be construed to limit the ability of the Company or Parent to enforce its rights under the Merger Agreement.

4.2. Binding Effect of the Merger Agreement.

Each Supporting Shareholder hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. Each Supporting Shareholder shall be bound by and comply with Section 7.1(c) (Conduct of the Business), Section 9.6 (Confidentiality), and Section 14.5 (Publicity) of the Merger Agreement (and any relevant definitions contained in any such sections) as if (x) such Supporting Shareholder was an original signatory to the Merger Agreement with respect to such provisions, and (y) each reference to the “Company Group,” the “Company” or the “party” contained in such provisions also referred to such Supporting Shareholder as a shareholder of the Company and each reference to the “Purchaser Parties” or the “party” contained in such provisions also referred to such Supporting Shareholder as a shareholder of Parent.

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4.3. Appraisal; Dissenters’ Rights.

Each Supporting Shareholder agrees to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to the Merger Agreement, the Additional Agreements and the transactions contemplated thereby.

Each Supporting Shareholder further agrees not to commence or participate in, facilitate, assist or encourage, and to take all actions necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against Parent, Purchaser, Merger Sub, Parent’s sponsor, the Company or their respective Affiliates, officers or directors, or successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby, including any claim (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement, or (y) alleging a breach of any fiduciary duty of the board of directors of the Company or Parent or any other Person in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby.

4.4. Corporate Change.

In the event of any equity dividend or distribution, or any change in the equity interests of the Company or Parent by reason of any equity dividend or distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like, the term “Covered Shares” shall be deemed to refer to and include the Covered Shares as well as all such equity dividends and distributions and any securities into which or for which any or all of the Covered Shares may be changed, converted or exchanged or which are received in such transaction.

4.5. Further Assurance.

From time to time, at the request by Parent, Purchaser or the Company and without further consideration, each Supporting Shareholder shall execute and deliver, or caused to be delivered, such additional documents and take, or cause to be taken, all such further action and do, or cause to be done, all things reasonably necessary under applicable Laws, as may be reasonably necessary or reasonably requested to effect the actions and consummate the Acquisition Merger or the Reincorporation Merger, as the case may be, and the other transactions contemplated by this Agreement and the Merger Agreement.

4.6. Consent to Disclosure.

Each Supporting Shareholder hereby consents to the publication and disclosure in the Registration Statement and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Parent or Purchaser or the Company to any Authority or to securityholders of Parent or Purchaser or the Company) of such Supporting Shareholder’s identity and beneficial ownership of the Covered Shares, and the nature of such Supporting Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Parent, Purchaser or the Company, a copy of this Agreement. Each Supporting Shareholder shall promptly provide any information reasonably requested by Parent, Purchaser or the Company for any regulatory application or filing made or approval sought in connection with this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby (including filings with the SEC).

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5.	Representations, Warranties and Covenants of the Supporting Shareholders

Each Supporting Shareholder represents, warrants and covenants to Parent, Purchaser and the Company that:

(a) Ownership of Covered Shares. Such Supporting Shareholder is the sole record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to or has a valid proxy or power of attorney to vote or cause to be voted all of such Supporting Shareholder’s Covered Shares, free and clear of any Liens or any other limitation or restriction on the right to vote, sell or otherwise dispose of such Covered Shares. As of the date hereof, other than the number and type of the shares set forth opposite such Supporting Shareholder’s name on Schedule A, such Supporting Shareholder does not own beneficially or of record or have the voting power over any other Securities or any interest therein, and does not hold or own any rights to acquire (directly or indirectly) any Securities.

(b) Authority; Organization. Such Supporting Shareholder (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, whether by ownership or by proxy, in each case, with respect to such Supporting Shareholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust, and has no knowledge and is not aware of any such voting agreement or voting trust in effect with respect to any of such Supporting Shareholder’s Covered Shares that is inconsistent with such Supporting Shareholder’s obligations pursuant to this Agreement, (iii) has not granted any proxy or power of attorney with respect to any of such Supporting Shareholder’s Covered Shares that is inconsistent with such Supporting Shareholder’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent such Supporting Shareholder from satisfying, its, her or his obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

Such Supporting Shareholder affirms that (i) if such Supporting Shareholder is a natural person, he or she has all the requisite capacity, right, power and authority and has taken all actions necessary in order to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transaction contemplated hereby, and the signature on this Agreement is genuine, and (ii) if such Supporting Shareholder is not a natural person, such Supporting Shareholder (A) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization or formation, and (B) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Supporting Shareholder, and constitutes a legally valid and binding agreement of such Supporting Shareholder, enforceable against such Supporting Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws or other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Supporting Shareholder.

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(c) No Conflict; Consent. The execution, delivery and performance of this Agreement by such Supporting Shareholder do not, and the consummation of the transactions contemplated hereby and the Merger and the other transactions contemplated by the Merger Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of such Supporting Shareholder (if such Supporting Shareholder is not a natural person), (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Supporting Shareholder pursuant to any Contract binding upon such Supporting Shareholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby) compliance with the matters referred to in Section 5(d), under any applicable Law to which such Supporting Shareholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon such Supporting Shareholder.

Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Supporting Shareholder from, or to be given by such Supporting Shareholder to, or be made by such Supporting Shareholder with, any Authority or any other Person in connection with the execution, delivery and performance by such Supporting Shareholder of this Agreement, the consummation of the transactions contemplated hereby or the Merger or the other transactions contemplated by the Merger Agreement.

(d) Absence of Litigation. As of the date of this Agreement, there is no Action or Order initiated, pending or threatened against such Supporting Shareholder that in any manner questions the beneficial or record ownership of such Supporting Shareholder’s Covered Shares or the validity of this Agreement, or challenges or seeks to prevent, enjoin or delay the performance by such Supporting Shareholder of its, her or his obligations under this Agreement.

(e) Supporting Shareholder Has Adequate Information. Such Supporting Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of Parent, Purchaser and the Company to make an informed decision regarding this Agreement and the other transactions contemplated by the Merger Agreement, and has independently and based on such information as such Supporting Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Supporting Shareholder acknowledges that Parent, Purchaser and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Supporting Shareholder acknowledges that the agreements contained herein with respect to the Covered Shares held by such Supporting Shareholder are irrevocable.

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(f) Acknowledgement. Such Supporting Shareholder understands and acknowledges that each of Parent, Purchaser and the Company is entering into the Merger Agreement in reliance upon such Supporting Shareholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Supporting Shareholder contained herein.

(g) No Inconsistent Agreements. Each Supporting Shareholder hereby represents and covenants that such Supporting Shareholder has not entered into, shall not enter into, and shall not grant a proxy or power of attorney to enter into, any agreement or undertaking that would restrict, limit, be inconsistent with or interfere with the performance of such Supporting Shareholder’s obligations hereunder.

6.	Termination

This Agreement, and the obligations of a Supporting Shareholder hereunder shall terminate and be of no further force or effect immediately upon the first to occur of (a) the Effective Time, (b) termination of the Merger Agreement in accordance with its terms, and (c) the written agreement of such Supporting Shareholder, on one hand, and the Company, Parent and Purchaser, on the other hand (such date, the “Termination Date”); provided, that this Section 6 and Section 7 shall survive any termination of this Agreement. Nothing in this Section 6 shall relieve or otherwise limit any party’s liability for any breach of this Agreement prior to the termination of this Agreement.

7.	Miscellaneous

7.1. Notices.

Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service by 4:00 PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by email, on the date that transmission is delivered, if by 4:00 PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such delivery; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company:

HDEDUCATION GROUP LIMITED

8th Floor, Time Plaza (New Era Plaza Phase II)

Taizi Road, Shekou, Nanshan District

Shenzhen, China

Attn: Wei Wang

Email: waywang@hdedu.com

with a copy to (which shall not constitute notice):

Morrison & Foerster

33/F, Edinburgh Tower, The Landmark

15 Queen’s Road Central, Hong Kong

Attention: Xiaoxi Lin

Email: xlin@mofo.com

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if to any Parent or Purchaser:

BEST SPAC I Acquisition Corp./High Distinction Group Limited

701, 7/Floor

United Building

17-19 Jubilee Street

Hong Kong

Attn: Secretary

Email: admin@naoda.co

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attn: Giovanni Caruso

Email: gcaruso@loeb.com

if to a Supporting Shareholder, to the address set forth on such Supporting Shareholder’s signature page hereto.

7.2. Severability.

If a court or other legal authority determines that any provision that is not of the essence of this Agreement is invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

7.3. Entire Agreement.

This Agreement, the Merger Agreement, the other Additional Agreements and the other agreements contemplated hereby and thereby, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

7.4. Specific Performance.

Each of the parties hereto acknowledges and agrees that the other parties would be irreparably injured by a breach of this Agreement by it and that money damages alone would not be an adequate remedy for any actual or threatened breach of this Agreement. Accordingly, each party shall be entitled to specific performance or injunctive or other equitable relief (without posting a bond or other security) to enforce or prevent any violations of any provision of this Agreement, in addition to all other rights and remedies available at law or in equity to such party, including the right to claim money damages for breach of any provision of this Agreement. Without limiting the foregoing, each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law, or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by a party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by a party.

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7.5. Amendments; Waivers.

At any time prior to the Expiration Time, any provision of this Agreement may be amended or waived if, and only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Supporting Shareholders, Parent, Purchaser and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

7.6. Governing Law; Jurisdiction.

The provisions of Article XII (Dispute Resolution) and Section 14.8 (Governing Law) of the Merger Agreement are hereby incorporated herein by reference, mutatis mutandis.

7.7. Third Party Beneficiaries.

There are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto (and their respective successors, heirs and permitted assigns), any rights, remedies, obligations or liabilities, except as specifically set forth in this Agreement.

7.8. Assignment; Binding Effect.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that Parent and Purchaser may assign this Agreement (in whole but not in part) in connection with a permitted assignment of the Merger Agreement by Parent and Purchaser, as applicable. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and, in the case of each Supporting Shareholder, its, her or his estate, heirs, beneficiaries, personal representatives and executors.

7.9. No Presumption Against Drafting Party.

Each of the parties to this Agreement acknowledges that it has been represented by independent counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

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7.10. Interpretation.

When a reference is made in this Agreement to a Section or a Schedule such reference shall be to a Section or a Schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. References to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. The symbol “US$” refers to United States Dollars. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” References to “day” shall mean a calendar day unless otherwise indicated as a “Business Day.”

7.11. Counterparts.

This Agreement may be executed in counterparts and all counterparts taken together shall constitute one document. E-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

BEST SPAC I ACQUISITION CORP.

By:	/s/ Xiangge Liu
Name:	Xiangge Liu
Title:	Chief Executive Officer

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

HIGH DISTINCTION GROUP LIMITED

By:	/s/ Xiangge Liu
Name:	Xiangge Liu
Title:	Director

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

HDEDUCATION GROUP LIMITED

By:	/s/ Wei Wang
Name:	Wei Wang
Title:	Director

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

EOSVIBE LIMITED

By:	/s/ Wei Wang
Name:	Wei Wang
Title:	Director

Address: 8th Floor, Time Plaza (New Era Plaza Phase II), Taizi Road, Shekou, Nanshan District, Shenzhen, China
Attn: Wei Wang
Email: waywang@hdedu.com

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

CABRA EVER LIMITED

By:	/s/ Ziduo Xu
Name:	Ziduo Xu
Title:	Director

Address: 8th Floor, Time Plaza (New Era Plaza Phase II), Taizi Road, Shekou, Nanshan District, Shenzhen, China
Attn: Ziduo Xu
Email: zacxu@hdedu.com

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

BEST SPAC I (HOLDINGS) CORP.

By:	/s/ Yun Chen
Name:	Yun Chen
Title:	Authorised Signatory

Address: 701, 7/Floor, United Building, 17-19 Jubilee Street, Hong Kong
Attn: Secretary
Email: admin@naoda.co

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Giovanni Caruso
Email: gcaruso@loeb.com

[Signature Page to Voting and Support Agreement]